As filed with the Securities and Exchange Commission on June 18, 2009
File Number 333-147666
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST -EFFECTIVE AMENDMENT 1 TO FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mobile Presence Technologies, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization

4899
(Primary Standard Industrial Classification Code Number

20-8545693
(I.R.S. Employer Identification Number)

51 Belmont Avenue, Northampton, MA 01060 tel: (917) 825-9093
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Timothy Lightman, 51 Belmont Avenue, Northampton, MA 01060 tel: (917) 825-9093
(Name, address, including zip code, and telephone number, including area code, of agent of service)
Copies of communications to:
Frank J. Hariton, Esq., 1065 Dobbs Ferry Road, White Plains, New York 10607
Tel : (914) 674-4373; Fax.: (914) 693-2963
From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer," "accelerated filer,” and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of	Amount To Be	Proposed Maximum	Proposed	Amount of
Securities To Be	Registered	Offering Price Per	Maximum	Registration Fee
Registered		Share	Aggregate Offering	(1)
			Price

Common Stock, par value	171,500 (2)	$1.00	$171,500	$21.48 *
$.0001 per share (1)

* Previously Paid

(1) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were most recently sold to our shareholders in a private placement. The selling shareholders may sell shares of our common stock at prevailing market prices on the Over the Counter Bulletin Board (“OTCBB”) or privately negotiated prices. We are currently listed for quotation on the OTC Electronic Bulletin Board under the symbol MBPI and there have been limited trades of our stock on the OTC Electronic Bulletin Board.
(2) We have determined that an aggregate of 16,000 shares of our common stock have been sold by the holders thereof and are not included in the prospectus which forms a part of this Registration Statement.

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

MOBILE PRESENCE TECHNOLOGIES, INC.

51 Belmont Avenue, Northampton, MA 01060

Up to 155,000 Shares of Common Stock

Offering Price: $1.00 per share

As of June ___, 2009, we had 1,106,500 shares of our common shares outstanding.

This is a resale prospectus for the resale of up to 155,500 shares of our common stock by the selling stockholders listed herein. We will not receive any proceeds from the sale of the shares.

Our common stock is traded on the Over the Counter Bulletin Board maintained by FINRA ("OTCBB") under the symbol MBPI.

Selling stockholders selling pursuant to this prospectus will sell at such prices as prevail on the OTCBB or another market or privately negotiated prices.

We are a start up venture intending to engage in the business of developing and marketing enhancements to cellular telephone service that are directed towards adult cellular telephone users. We will require substantial additional capital contributions for our business to become fully operational.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June __, 2009.

SUMMARY OF OUR OFFERING

The following summary information is qualified in its entirety by the detailed information and financial statements appearing elsewhere in the Prospectus.

OUR BUSINESS

Mobile Presence Technologies, Inc. (“we” “us” or “the company”) plans to develop and market software enhancements and advertising to cellular telephone services that are oriented towards the non-youth market. The first such enhancement we are developing is a complex opt-in adverting model, which will alert service subscribers to specific products and services they are interested in, based in large part upon their current physical location. This is implemented by utilizing the current and next generation of Location Based Services available from the major wireless carriers. We will monetize the business by both selling to consumers timely, useful information which meets their individual needs; as well as to advertisers which will pay a premium for such a tightly targeted market. This is 1-1 marketing, on a mass scale with the added dimension of real time location specific information. We call this Shop Finder NOW!

We have not completed the Alpha version of this offering and do not intend to do so until our business becomes fully operational.

We were incorporated in February 2007, under the laws of the State of Delaware and have not commenced providing conference call services. Our headquarters are located at 51 Belmont Avenue, Northampton, MA 01060 which is the residence of our Chief Executive Officer and our telephone number is (917) 825-9093. We intend to establish a web site to help in marketing our services. Any information that may appear on our web site once it is operational should not be deemed to be a part of this prospectus.

Recent adverse developments in the general economy may make it more difficult for us to raise the funding we require to become operational. If we are not able to raise such funding, we may be required to seek another business to operate.

About This Offering

The Offering

Securities being offered:	Up to 155,500 shares of common stock, par value $0.0001, by the selling stockholders.

Offering price per share:	Prevailing market prices or privately negotiated prices.

Offering period: Net proceeds:	The shares will be offered on a time-to-time basis by the selling stockholders. We will not receive any proceeds from the sale of the shares.

Use of proceeds:	We will not receive any proceeds from the sale of the shares.

Number of Shares of Common Stock and Preferred Stock Authorized and Outstanding: 20,000,000 shares of common stock authorized, 1,106,500 shares issued and outstanding,

1,000,000 shares of blank check preferred stock authorized – none issued.

Our common stock is quoted on the OTCBB maintained by FINRA under the symbol MBPI. Selling Stockholders will sell at our shares at prevailing market prices, or privately negotiated prices. A total of 16,000 of the 171,000 shares previously offered under the registration statement of which this prospectus forms a part have been sold by selling stockholders.

Selected Financial Information

	As of	As of
	September 30, 2008	March 31, 2009
BALANCE SHEET DATA:		(Unaudited)

Cash:	$104	$104

Total assets:	$104	$104

Accrued expenses:	$15,639	$19,639
Due to stockholder	1,500	1,500

Total liabilities:	17,139	21,139

Total stockholders’ deficit:	(17,035)	(21,035)

Total liabilities and stockholders’ deficit:	$104	$104

	For the Period from	For the Period from
	February 13, 2007	February 13, 2007
	(inception) through	(inception) through
	September 30, 2008	March 31, 2009
STATEMENT OF OPERATIONS DATA::		(Unaudited)

Revenues:	$-	-
Operating expenses:	$68,835	$72,835
Net loss:	$(68,835)	$(72,835)

The foregoing summary information is qualified by and should be read in conjunction with our audited financial statements and accompanying footnotes.

RISK FACTORS

You should carefully consider the following factors in evaluating our business, operations and financial condition. Additional risks and uncertainties now known to us as well as those presently unknown to us, that we currently deem either material or immaterial or that are similar to those faced by other companies in our industry or business in general, such as competitive conditions, may also impair our business operations. The occurrence of any the following risks could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Business

We are not yet operational and will require substantial additional funds. We intend to enter the business of offering software enhancements and advertising to cellular telephone service which will be marketed to and hopefully adopted by a variety of parties including: cellular phone manufacturers, cellular carriers, direct marketing to consumers, and marketing to traditional advertisers for direct targeting.

However, we have not yet hired any personnel, acquired the necessary equipment or otherwise begun operations. Our activities to date have been organizational and developmental (pre-operational). We believe that our presently available funds and our financing commitments will be sufficient to meet our anticipated needs for our business plan in the pre-operational stage for at least the next twelve months. We will need to raise additional funds of $1 to $3 million to begin testing and additional funds to truly become operational, implement our business plan, develop new cell phone features, respond to competitive pressures or acquire complementary businesses or technologies. We may also need to raise funds if our available funds decrease during our various operational stages. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced and stockholders may experience dilution. Moreover, such securities may have rights, preferences and privileges senior to those of our common stock. There can be no assurance that additional financing will be available on terms favorable to us or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to fund our expansion, take advantage of unanticipated acquisition opportunities, develop or enhance new service offerings or respond to competitive pressures. We have no commitments to raise the additional capital we will need to become operational. Thus we may never become operational and, even if we do, we may not have sufficient funds to grow to meet demand if we are successful and investors may lose their entire investment. Recent economic developments may have made the likelihood of our raising additional funds to commence our operations more remote.

Our independent auditors have expressed doubt about our ability to continue as a going concern. We received a report on our financial statements for the period from February 13, 2007 through September 30, 2008 from our independent accountants that includes an explanatory paragraph stating that there is substantial doubt about our ability to continue as a going concern. The report expressed doubt about our ability to continue as a going concern because we are not operational and have limited resources. We can offer no assurance that the actions we plan to take to address these conditions will be successful. Inclusion of a “going concern qualification” in the report of our independent accountants may have a negative impact on our ability to obtain financing and may adversely impact our stock price in any market that may develop.

We may be adversely affected by downward price pressure in the cellular telephone industry. The cellular telephone industry has experienced rapid growth that appears to be lessening in many mature markets. Management believes that slowed growth in the telephone service market presents an opportunity for our growth to our various target segments. However this has not yet been substantiated by any independent market research. Both cellular service providers and cellular telephone manufacturers must incur significant expenses to distinguish their products and services from others’ in order to compete. However, our targets may well determine to compete solely by offering lower prices or by developing service enhancements in house and may reject the enhancements that we offer in order to cut their costs. If we meet greater than anticipated resistance to our enhancements to cellular service we may be forced to license or sell our products at unfavorable prices. Accordingly, we will fail even if our products have merit.

Our ability to hire additional personnel is important to the continued growth of our business. Our continued success depends upon our ability to attract and retain a group of motivated marketing and software development professionals. Our growth may be limited if we cannot recruit and retain a sufficient number of people. We cannot guarantee that we will be able to hire and retain a sufficient number of qualified personnel.

We face substantial competition. Competition in all aspects of the cellular telephony industry is intense. We will compete against, as well as be dependent on the infrastructure, as we wish to sell to some of the largest companies on earth. As a result of competition we should experience downward pressure price on our products that can be overcome by cutting our costs or introducing a continual array of new and desirable products. We cannot promise that we can accomplish either of these goals and as a result may experience negative impact upon our operating results.

Further we could find that our entire marketing plan and business model is undercut or made irrelevant by actions of other companies under which we have no control.

We may find that any patents we may obtain provide limited protection. We have not completed any proposed product and have not applied for any patents. Management will from time to time determine whether applying for patent protection is appropriate for our business. Even if we were to apply for and be awarded a patent, our patent may not offer us any meaningful protection from other companies in our business. Furthermore, any patent that we may be granted may be held by a court to infringe on the patents or intellectual property rights of others and subject us to awards for damages.

Our success depends to a large extent upon the continued service of key managerial and technical employees and our ability to attract and retain qualified personnel. Specifically, we are highly dependent on the ability and experience of our key employee, Timothy Lightman, our president and CEO and our technical consultant Anthony Harper. The loss of either of M. Lightman or Mr. Harper would present a significant setback for us and could impede the implementation of our business plan. There is no assurance that we will be successful in acquiring and retaining qualified personnel to execute our current plan of operations.

Our president/CEO and technical consultant serve us on a part time basis and conflicts may arise. Mr. Lightman and Mr. Harper each devote only a small portion of their time to our operations. Since they also have other outside commitments, it is inevitable that conflicts will arise in their allocation of time and effort. While they will each seek to give us sufficient time to allow us to operate on a basis that is beneficial to our shareholders, this goal may not be accomplished and our operating results may be negatively impacted by the unavailability of our key personnel.

The ability of our president to control our business will limit minority shareholders' ability to influence corporate affairs. Our president, Timothy Lightman, owns 975,000 or approximately 89.2% of our 1,106,500 issued and outstanding shares. Even if he were to sell all of his shares that are covered by this prospectus, he would still own 875,000 shares or approximately 79.1% of our issued and outstanding shares. Because of his stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because he may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/ or may sell sufficient numbers of shares to significantly decrease our price per share.

If we do not receive additional financing we will not become operational. We require between $1 and $3 million in debt or equity financing. Our management believes that it will be able to raise funds for us after this registration statement becomes effective and after we commence trading on the over the counter bulletin board (“OTCBB”). However, we cannot be certain that we will accomplish these goals or that, even if we do, that additional funds will be raised. No one has committed to invest the money we need to become operational. Recent economic developments have reduced the likelihood of our securing funding. If we cannot become operational, we will eventually be required to abandon our plans and, unless we can find a suitable acquisition or merger partner our shareholders will lose their investment. We have not located any suitable potential merger partner because we intend to proceed with our business.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our fiscal year ending September 30, 2008, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2008. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of September 30, 2009. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management's time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We may not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Risks Related to Our Common Stock

Currently, there is a limited public market for our securities, and there can be no assurances that an active public market will ever develop and, our stock is likely to be subject to significant price fluctuations. Our common stock trades sporadically and in limited volume on the OTCBB maintained by FINRA under the symbol: MBPI. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock has not been followed by any market analysts, and only a few brokers act as market makers for our common stock. These factors adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities. See "Plan of Distribution" subsection entitled "Selling Shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions."

Our board of directors is authorized to issue shares of preferred stock, which may have rights and preferences detrimental to the rights of the holders of our common shares. We are authorized to issue up to 1,000,000 shares of preferred stock, $0.0001 par value. As of the date of this prospectus, we have not issued any shares of preferred stock. Our preferred stock may bear such rights and preferences, including dividend and liquidation preferences, as the Board of Directors may fix and determine from time to time.

Any such preferences may operate to the detriment of the rights of the holders of the common stock being offered hereby.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability that may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors. Our articles of incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us, therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is are likely to materially reduce the market and price for our shares, if such a market ever develops.

Our common stock is subject to the penny stock restrictions that are likely to create a lack of liquidity and make trading difficult or impossible.

SEC Rule 15g-9 (as most recently amended and effective on September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects the market liquidity for our common stock. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

  the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares in all probability will continue to be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

We do not intend to pay dividends on our common stock. We have not paid any dividends on our common stock to date and there are no plans for paying dividends on the common stock in the foreseeable future. We intend to retain earnings, if any, to provide funds for the implementation of our business plan. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive any additional cash, stock or other dividends on their shares of our common stock until we have funds which the Board of Directors determines can be allocated to dividends.

Sales of our shares relying upon rule 144 may depress prices for our stock by a material amount. All of the outstanding shares of our common stock are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell their shares As a result of revisions to Rule 144 which became effective on or about February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of one year. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

The trading market in our common stock may be restricted by virtue of state securities "Blue Sky" laws to the extent they prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states. Transfer of our common stock may be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend and may not be able to qualify securities for resale in approximately 17 states that do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders.

Accordingly, investors should consider the secondary market for our securities to be a limited one. See also "Plan of Distribution-State Securities-Blue Sky Laws."

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 155,500 of our 1,106,500 currently outstanding shares for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

From February through October 2007, 1,046,500 shares of common stock were issued to 42 individuals:

Upon our formation we issued 985,000 shares to Timothy Lightman, our founder, director and CEO/President at their par value of $0.0001 per share.

Upon our formation we also issued 15,000 shares to our counsel Frank J. Hariton at their par value of $0.0001 per share.

Mr. Lightman contributed 10,000 shares to Jo’s Gym, a not for profit organization.

An additional 46,500 shares were issued to 40 shareholders for $46,500 paid in cash ($1.00 per share). These shares were issued in a private offering pursuant to Regulation D under the Securities Act of 1933, as amended, and each of the investors therein represented in writing that such investor was an accredited investor as that term is defined in Regulation D and that he was acquiring the shares for his own account and for investment.

Mr. Hariton and one of the selling stockholders originally included in the registration statement of which this prospectus forms a part have sold their shares.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records.

All shares offered under this prospectus are being offered by selling shareholders and may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of the date of this prospectus, and as adjusted to give effect to the sale of the shares offered hereunder.

SELLING SECURITY HOLDER AND RELATIONSHIP TO THE COMPANY OR ITS AFFILIATES, IF ANY	SHARES OWNED (NUMBER AND PERCENTAGE) BEFORE OFFERING		SHARES OFFERED	SHARES OWNED (NUMBER AND PERCENTAGE) AFTER OFFERING

Timothy Lightman,
President, CEO and Director	975,000	89.2%	100,000	875,000	79.1%
Gavin Andrus	1,000	*	1,000	0	0%
Nicolas Bacon	1,000	*	1,000	0	0%
Ramona Barkat	1,000	*	1,000	0	0%
Barry Bickmore	1,000	*	1,000	0	0%
Brandon Bickmore	1,000	*	1,000	0	0%
Eileen Bryson	2,000	*	2,000	0	0%
Leslie Campos	1,000	*	1,000	0	0%
Dan Carter	1,000	*	1,000	0	0%
Gary Christensen	1,000	*	1,000	0	0%
Kjel Christensen	1,000	*	1,000	0	0%
Caroline Devries	1,000	*	1,000	0	0%
Christopher Du Bois	1,000	*	1,000	0	0%
Edward Erdmann	1,000	*	1,000	0	0%
Cynde Foreman	1,000	*	1,000	0	0%
Carol Goebels	1,000	*	1,000	0	0%
Yoli Gutierrez	1,000	*	1,000	0	0%
Scott Hiltebrant	1,500	*	1,500	0	0%
Sheryl Hiltebrant	1,000	*	1,000	0	0%
Jonathan Hopp	1,000	*	1,000	0	0%
Brian Hymel	1,000	*	1,000	0	0%
Jo’s Gym	10,000	*	10,000	0	0%
Kenneth Kotler	1,000	*	1,000	0	0%
Muriel Kravette	1,000	*	1,000	0	0%
Richard Krutosik	1,000	*	1,000	0	0%
Emily Lussier	1,000	*	1,000	0	0%
Suzanne Lussier	1,000	*	1,000	0	0%
Eugene Mattos	1,000	*	1,000	0	0%
Paul Monti	1,000	*	1,000	0	0%
Scott Perhacs	1,000	*	1,000	0	0%
Christopher Ramsey	5,000	*	5,000	0	0%
Richard Rayyis	1,000	*	1,000	0	0%
Martin Reed	1,000	*	1,000	0	0%
Jeffrey Rundell	1,000	*	1,000	0	0%
Kevin Sands	2,000	*	2,000	0	0%
Harpreet Sanga	1,000	*	1,000	0	0%
Gayle Terry	1,000	*	1,000	0	0%
Joseph Turchyn	1,000	*	1,000	0	0%
Jennifer Van Dyk	1,000	*	1,000	0	0%
Brittany Young	1,000	*	1,000	0	0%
Zhaowei Yu	1,000	*	1,000	0	0%
Total	1,030,500	93.7%	155,500	875,000	79.1%

* Percentage is only indicated if greater than 1%

None of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

Timothy Lightman, our CEO/president is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering. His current intention is to remain as our officer regardless of whether he sells a substantial portion of his stockholding in us. He is nevertheless offering 100,000 shares of his shareholder interest in this offering (approximately 9.0% of all outstanding common shares) since otherwise sales by him would be restricted to 1% (or approximately 10,000 shares) of all outstanding shares every three months in accordance with Rule 144. As our officer/control person, Mr. Lightman may not avail himself of the provisions of Rule 144(k) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the two-year holding period requirement is met.

Selling Stockholders will sell our common shares on the Over-The-Counter Bulletin Board or another quotation medium at prevailing market prices, or in privately negotiated prices.

Market for Our Common Stock and Related Stockholder Matters

Our common stock has trade on the Over the Counter Bulletin Board under the symbol “MBPI” since February 14, 2008. The volume and frequency of both quotations and trades in our stock has been limited. There are presently approximately forty holders of record of our common stock. The number of holders does not include the shareholders for whom shares are held in a "nominee" or "street" name. The following table sets forth certain information with respect to the market prices of our common stock for the periods indicated as reported by the OTCBB:

	Price Range of
	Common Stock (1)
	High	Low

February 14, 2008 through March 31, 2008	$-	$-
Quarter ended June 30, 2008	$-	$-
Quarter ended September 30, 2008	$-	$-
Quarter ended December 31, 2008	$1.05	$0.20
Quarter ended March 31, 2009	$0.56	$0.56
Quarter ended June 30, 2009 (through June 12, 2009)	$0.56	$0.56

DIVIDEND POLICY

We have never paid a cash dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

  on any market that might develop;
  in transactions other than market transactions;
  by pledge to secure debts or other obligations;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or
  in a combination of any of the above.

  The Selling Stockholders will sell at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

  The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers. No broker–dealer participating in the distribution of the shares covered by this prospectus may charge commissions in excess of 7% on any sales made hereunder.

  Affiliates and/or promoters of the Company who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

  Selling shareholders and any purchasers of our securities should be aware that any our common stock is subject to "penny stock" restrictions.

  We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

  This offering will terminate on the earlier of the:
  a) date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or
  b) date on which all shares offered by this prospectus have been sold by the selling stockholders.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

  If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in the Company to a broker-dealer as principal and the broker-dealer is acting as underwriter, we will file a post-effective amendment to our registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in our registration statement as required and filing the agreement as an exhibit to the registration statement.

  Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

  Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter markets, which are commonly referred to as the OTCBB as maintained by the NASD. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

  SEC Rule 15g-9 (as most recently amended and effective September 12, 2005) establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediate foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

  Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

  STATE SECURITIES – BLUE SKY LAWS

  There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

  Selling Security holders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of our shares of common stock.

  We intend to apply for listing in a nationally recognized securities manual which, once published, will provide us with "manual" exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled "Standard Manuals Exemptions."

  Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a Standard and Poor's Corporate Manual or another acceptable manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming.

  We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

  We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

  LIMITATIONS IMPOSED BY REGULATION M

  Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to deliver copies of this prospectus or any related prospectus supplement.

  LEGAL PROCEEDINGS

  We are not a party to any pending litigation and, to the best of our knowledge, none is threatened or anticipated.

  DIRECTORS, EXECUTIVE OFFICERS PROMOTERS AND CONSULTANTS

  Our directors, officers and consultants are as follows:

Name	Age	Position(s)

Timothy Lightman	44	President, Chief Executive Officer and a Director

Anthony Harper	61	Consultant (Telephony, Communications and Operations)

  Term and Family Relationships

  Our director currently has terms which will end at our next annual meeting of the stockholders or until successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the Board of Directors. We only have one officer and director and no family relationships exist among our officers, directors and consultants.

  Legal Proceedings

  No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

  Business Experience

  Timothy Lightman, was elected president, CEO and a director upon our formation in February 2007. He has been employed by Bank Street College in various positions since 2006, including classroom teacher, head of the summer clamp program, and a curriculum consultant. He holds a M.S. in early childhood and elementary education and a M.Ed. in Special Education from Bank Street College.

  Anthony Harper has over 30 years experience in the cellular telephone industry. Since 2004 he has been a director of United Fibernet a Hong Kong company, a joint venture partner of Ariane Corp. of Singapore and China Satellite Communications Company in providing telecommunications in East Asia. Mr. Harper has been the founder or an officer of various companies engaged in cellular communications and in VOIP during the past three decades.

  SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

  The information in the following table sets forth the beneficial ownership of our shares of common stock as of the date of this prospectus, by: (i) each of the three highest paid persons who are our officers and directors (or in the alternative, each officer and director); (ii) all officers and directors as a group; (iii) each shareholder who beneficially owns more than 10% of any class of our securities, including those shares subject to outstanding options.

Name and address owner	Amount owned before the offering	Amount owned after the offering	Percent After the offering

Timothy Lightman	975,000	875,000	79.2%
51 Belmont Avenue
Northampton, MA 01060

All officers and directors
As a group (1 person)	975,000	875,000	79.2%

  DESCRIPTION OF CAPITAL STOCK

  Introduction

  We were established as a Delaware corporation in February 2007. We are authorized to issue 20,000,000 shares of common stock and 1,000,000 shares of preferred stock.

  Preferred Stock

  Our certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

  Among other rights, our board of directors may determine, without further vote or action by our stockholders:

    the number of shares and the designation of the series;
    whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;
    whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;
    whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;
    whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and
    the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

  We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

  Common Stock

  Our certificate of incorporation authorizes the issuance of 20,000,000 shares of common stock. There are 1,106,500 shares of our common stock issued and outstanding on the date of this prospectus which shares are held by 43 shareholders. The holders of our common stock:

    have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;
    are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
    do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and
    are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

  See also “Plan of Distribution” subsection entitled "Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will make trading difficult or impossible" regarding negative implications of being classified as a "Penny Stock."

  Authorized but Un-issued Capital Stock

  Delaware law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were listed on the NASDAQ, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of the company, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

  One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

  Delaware Anti-Takeover Law

  We will be subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prohibits, subject to exceptions, publicly-traded Delaware corporations from engaging in a business combination, which includes a merger or sale of more than 10% of the corporation's assets, with any interested stockholder. An interested stockholder is generally defined as a person who, with its affiliates and associates, owns or, within three years before the time of determination of interested stockholder status, owned 15% or more of a corporation's outstanding voting securities. This prohibition does not apply if: the transaction is approved by the board of directors before the time the interested stockholder attained that status; upon the closing of the transaction that resulted in the stockholder becoming an interest stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the start of the transaction; or at or after the time the stockholder became an interested stockholder, the business combination is approved by the board and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

  A Delaware corporation may opt out of this provision with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. However, we have not opted out of this provision. This provision of the Delaware General Corporation Law could prohibit or delay a merger or other takeover or change-in-control attempts and may discourage attempts to acquire us.

  Shareholder Matters

  Certain provisions of Delaware law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

  Dissenters' Rights

  Among the rights granted under Delaware law which might be considered as material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Delaware Revised Statutes ("DRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Delaware law or by the terms of the articles of incorporation.

  A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

*	listed on a national securities exchange,
*	Included in the national market system by the National Association of Securities Dealers, or
*	held of record by not less than 2,000 holders.

  This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation (our certificate of incorporation does not so provide) or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

  Inspection Rights

  Delaware law also specifies that shareholders are to have the right to inspect company records. This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of our outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of: the articles of incorporation, and all amendments thereto, bylaws and all amendments thereto; and a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

  In lieu of the stock ledger or duplicate stock ledger, Delaware law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

  Transfer Agent

  The transfer agent for our common stock is Colonial Stock Transfer Company, Inc., 66 Exchange Place -Suite 100, Salt Lake City, UT 84111, Phone: (801) 355-5740.

  DESCRIPTION OF BUSINESS

  OUR PROPOSED BUSINESS

  We intend to become a provider of software that enhances the utility of cellular telephones and possibly other mobile devices and handheld devices. We are not presently operational, but anticipate commencing operations within the next six months contingent on the receipt of additional financing of between $1 million and $3 million. Our primary focus will be to hire management personnel in both marketing and technical areas.

  Overview

  We were incorporated in February 2007 as a Delaware corporation. We were formed to develop and provide software and services to enhance the use of cellular phones and other hand held communication devices. Our first product, under early development is “Shopfinder NOW”. Shopfinder NOW will provide a service where a user can be advised on his cellular telephone of products and services which meet specific pre-stated conditions, based upon a detailed profile the customer has entered.

  If we are successful in developing this and other associated software products, we will then market our products to a variety of stake-holders including cellular telephone manufacturers, or Cellular Carriers Providers, advertising agencies and the like. Management believes that once we are publicly traded, we will be able to raise additional funds to hire software developers and marketing personnel who will be necessary for us to operate. Our products will only be successful in the marketplace if they represent unique enhancements not available elsewhere. Further these services must be created at price points attractive to the various stakeholders as well as end users. We are continually seeking to develop additional products.

  Any products we develop must be compatible for use on current cellular and handheld devices operating on several platforms.

  Proposed Products and Services

  Our proposed mobile communication enhancement software will be designed to be intuitive and to address needs of primarily of the non-youth segments of the cellular telephone user community. It is managements, unproven belief, that this segment is currently underserved; and will place a premium on the content, timeliness and value of the information provided rather than on the “slickness” of the message which appears to characterize a younger marketplace.

  ShopfinderNOW is our first proposed product. When operational, it will be offered on a subscription basis to telephone customers and merchants. Shopfinder NOW will enable the telephone subscriber to locate nearby subscriber merchants based on the profile previously entered. Fees will be collected from both the telephone user that subscribes as well as from merchants. Shopfinder NOW will take advantage of the location information that is available in connection with cellular phone service to help the subscriber locate his preferred hotels, restaurants and stores. Shopfinder NOW is not operational at this time and we will require additional funding to complete this product.

  We do not have any other presently proposed products, but anticipate developing the same.

  Planned Sales and Marketing

  Our marketing effort will be a vital part of our operation. We will be required to market to OEM’s, cellular carriers, direct to consumer as well as to the advertising sponsors and merchants. In addition, in the case of Shopfinder NOW, we may be required to build a subscriber base of cellular telephone users and merchants. We have allocated a significant portion of our operating budget to this marketing effort that may include hiring marketing personnel, advertising in trade publications, and, if required, advertising in the general media.

  Need for Strategic Relationships

  We have no strategic partners and will seek to enter into alliances with the stakeholders characterized above and other software designers to increase the possibility of our success in the cellular telephone market. We cannot promise that these efforts will be successful.

  Technology

  Because we do not have any existing relationships with any companies, our software products must be developed to operate in a multitude of operating environments. If we fail to accomplish this, we may be foreclosed from marketing our products to certain market segments. To address this concern, management has allocated a significant portion of our effort to software development.

  While complex to implement well, the software required for each business function to perform properly is either available off the shelf from existing vendors; or can be created using industry standard programming tools, techniques and platforms. While it is difficult to predict with any confidence the time and expense to get each business function on line, the technology risk is relatively minimal, as all the existing components already exist.

  Intellectual Property Rights

  We have not, nor do we intend apply for patent protection for Shopfinder NOW. As our products are developed, management will from time to time review the advisability of seeking a patent or taking other action to protect our intellectual rights in our products. However, even if we were to secure a patent for one of our products or a component thereof, it is impossible to predict whether that patent would afford meaningful protection to us or would be found by a court to infringe upon the patents of others and subject us to an award of damages.

  Service Quality and Client Care

  We believe that customer goodwill is vital to our growth. In addition to waiting for the receipt of capital, we intend to delay the roll out of our products until we are confident that it will have a zero error experience, until we can successfully operate to the benefit of the subscribers. We believe that delaying our potential revenue stream will be a wise investment if there is a reward in reliability that results in customer goodwill. We will actively monitor and analyze our subscriber’s usage experiences with customer satisfaction surveys.

  We will also seek to review our performance with our customers on a regular basis, set specific performance improvement goals, and modify our operations accordingly. We believe that feedback from our customers will contribute to repeat business.

  Competition

  We will compete with cellular telephone software developers for developers, as well as the in-house development capabilities of cell phone manufacturers and carriers. As essentially we are new form of advertising media: we will also compete for advertising dollars from the traditional advertising base.

  The principal competitive factors in the conferencing market are price and the uniqueness of the software product. There are few regulatory barriers to entry in our business.

  Suppliers

  We will utilize computers and other office equipment that is readily available from many sources and do not anticipate that actions by suppliers will materially impact our operations. However, we will also be utilizing the infrastructure of, and attempting to sell services to cellular carriers. These carriers, may or may not desire to work with, or buy products from us. In addition, market forces may align in such a manner as to have these same cellular carriers act also as our competition.

  Regulation

  Although the telecommunications industry has historically been subject to extensive regulation, deregulation over the past few decades should allow us to operate independently of any material governmental regulation.

  Employees

  As of May 31, 2009 and currently we have no employees. Our officers serve us on a part time basis without compensation. If we become fully operational, we foresee the need for five technical employees, at least two clerical employees, and marketing and sales personnel as determined by management’s judgment of our business’ needs.

  Legal Proceedings

  We are not party to any legal proceeding and are unaware of any threatened legal proceeding to which we may become subject.

  MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

  Management’s Discussion and Analysis contains statements that are forward-looking. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors discussed in “Factors That May Affect Future Results and Financial Condition.”

  OVERVIEW

  We are in a developmental stage. Implementing our planned business operation is dependant on the effectiveness of this registration statement and our ability to raise between $1million and $3million of additional capital after all offering expenses paid to a placement agent, attorneys, accountant’s and the like.

  Our plan is to utilize such capital we raise as follows:

	If a Net of	If a Net of
	One Million Dollars is Raised	Three Million Dollars is Raised

Renting and Furnishing	$50,000	$250,000
Offices
Equipment	$200,000	$300,000
Officer Salaries	$250,000	$800,000
Employee Salaries	$250,000	$750,000
Working Capital	$250,000	$900,000

  Recent adverse developments in the economy and securities markets have decreased the likelihood that we will be able to raise the above stated funds and we may be forced to seek another business to operate.

  INFLATION

  Inflation can be expected to have an impact on our operating costs. A prolonged period of inflation could cause a general economic downturn and negatively impact our results. However, the effect of inflation has been minimal over the past three years.

  SEASONALITY

  We do not believe that our business will be seasonal to any material degree.

  DESCRIPTION OF PROPERTY

  We currently operate out of the residence of our CEO and president Timothy Lightman and will not pay any rent to Mr. Lightman until such time as we generate cash flow from our fund raising activities or operations. When we receive additional funding and need space beyond our present facility, we believe that we will be able to find ample suitable space within our projected budget as set forth above.

  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Our founder, Timothy Lightman purchased 985,000 shares of our common stock, respectively, upon our formation, at $0.0001 per share.

  EXECUTIVE COMPENSATION

  SUMMARY COMPENSATION TABLE

  The following table sets forth the cash and non-cash annual remuneration of each of the three highest paid persons who are officers or directors as a group during our last fiscal year:

Name of individual or identity	Capacities in which			Stock	All Other
of group	remuneration was received	Salary	Bonus	Awards	Compensation	Aggregate remuneration

Timothy Lightman	CEO	$0	$0	$0	$0	$0

  The Company has not paid any compensation in cash to any officer or director and does not intend to do so until such time as its capital resources are sufficient in the judgment of its Board of Directors. The Company has not paid and has no present plan to give any compensation other than cash. The Company does not have any Stock Option Plan or other equity compensation plans. Mr. Lightman will not withdraw any cash compensation from the Company until it receives debt or equity financing or cash flow from operations.

  LEGAL MATTERS

  The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Frank J. Hariton, Esq., 1065 Dobbs Ferry Road, White Plains, New York 10607. Frank J. Hariton, Esq. owns 20,000 shares of our common stock that are not included in this registration statement.

  EXPERTS

  The financial statements of Mobile Presence Technologies, Inc. as of September 30, 2008 and for the period from February 13, 2007 (inception) through September 30, 2008, included in this prospectus have been audited by Li & Company, PC, an independent registered public accounting firm, and have been so included in reliance upon the report of Li & Company, PC given on the authority of such firm as experts in accounting and auditing.

  WHERE YOU CAN FIND MORE INFORMATION

  We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement.

  As of the date of this prospectus, we became subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20649. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

  You may request, and we will voluntarily provide, a copy of our filings, including our annual report containing audited financial statements, at no cost to you, by writing or telephoning us at the following address:
  Mobile Presence Technologies, Inc.
  211 West 106th Street – Apartment 15B
  New York, New York 10025

Mobile Presence Technologies, Inc.
(A Development Stage Company)
September 30, 2008 and 2007
Index to Financial Statements

Contents	Page(s)

Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets at September 30, 2008 and 2007	F-3
Statements of Operations for the Fiscal Year Ended September 30, 2008, for the Period from February 13, 2007
(Inception) through September 30, 2007 and for the Period from February 13, 2007 (Inception) through
September 30, 2008	F-4
Statement of Stockholders’ Equity (Deficit) for the Period From February 13, 2007 (Inception) through September
30, 2008	F-5
Statements of Cash Flows for the Fiscal Year Ended September 30, 2008, for the Period from February 13, 2007
(Inception) through September 30, 2007, and for the Period From February 13, 2007 (Inception) through
September 30, 2008	F-6
Notes to the Financial Statements	F-7 to F-10

  F-1

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  To the Board of Directors and Stockholders of
  Mobile Presence Technologies, Inc.
  (A development stage company)
  New York, New York

  We have audited the accompanying balance sheets of Mobile Presence Technologies, Inc. (a development stage company) (the “Company”) as of September 30, 2008 and 2007 and the related statements of operations, stockholders’ equity (deficit) and cash flows for the fiscal year ended September 30, 2008, for the period from February 13, 2007 (inception) through September 30, 2007, and for the period from February 13, 2007 (inception) through September 30, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2008 and 2007 and the results of its operations and its cash flows for the fiscal year ended September 30, 2008, for the period from February 13, 2007 (inception) through September 30, 2007, and for the period from February 13, 2007 (inception) through September 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had a deficit accumulated during the development stage and had a net loss and cash used in operations for the fiscal year ended September 30, 2008, respectively, with no revenues since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  /s/Li & Company, PC
  Li & Company, PC

  Skillman, New Jersey
  January 8, 2009

  F-2

MOBILE PRESENCE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	September 30, 2008	September 30, 2007

ASSETS
CURRENT ASSETS:
Cash	$104	$25,591

Total Current Assets	104	25,591

Total Assets	$104	$25,591

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accrued expenses	$15,639	$8,000
Common stock to be issued	-	1,000
Due to stockholder	1,500	-

Total Current Liabilities	17,139	9,000

STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock at $0.0001 par value: 1,000,000 shares authorized;
none issued or outstanding	-	-
Common stock at $0.0001 par value: 20,000,000 shares authorized,
1,046,500 and 1,044,500 shares issued and outstanding, respectively	105	104
Additional paid-in capital	51,695	44,496
Deficit accumulated during the development stage	(68,835)	(28,009)

Total Stockholders' Equity (Deficit)	(17,035)	16,591

Total Liabilities and Stockholders' Equity (Deficit)	$104	$25,591

	-	-

  See accompanying notes to the financial statements.

  F-3

MOBILE PRESENCE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
	For the Fiscal Year Ended September 30, 2008	For the Period from February 13, 2007 (Inception) through September 30, 2007	For the Period from February 13, 2007 (Inception) through September 30, 2008
NET REVENUES	$-	$-	$-
COST OF GOODS SOLD	-	-	-
GROSS PROFIT	-	-	-
OPERATING EXPENSES:
Professional fees	$34,750	$28,000	$62,750
General and administrative expenses	6,076	9	6,085
Total operating expenses	40,826	28,009	68,835
LOSS BEFORE TAXES	(40,826)	(28,009)	(68,835)
INCOME TAXES	-	-	-
NET LOSS	$(40,826)	$(28,009)	$(68,835)

NET LOSS PER COMMON SHARE
- BASIC AND DILUTED:	$(0.04)	$(0.03)	$(0.07)
Weighted common shares outstanding
- basic and diluted	1,046,331	1,010,958	1,032,716

  See accompanying notes to the financial statements.

  F-4

MOBILE PRESENCE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM FEBRUARY 13, 2007 (INCEPTION) THROUGH SEPTEMBER 30, 2008

				Deficit
	Common Stock, $0.0001 Par Value		Additional	Accumulated	Total
	Number of		Paid -in	during the	Stockholders'
	Shares	Amount	Capital	Development Stage	Equity (Deficit)

Balance, February 13, 2007 (Inception)	-	$-	$-	$-	$-

Issuance of common stock for cash	1,000,000	100			100
($.0001 per share)

Issuance of common stock for cash	44,500	4	44,496		44,500
($1.00 per share; June 5, 2007
through September 30, 2007)

Net loss				(28,009)	(28,009)

Balance, September 30, 2007	1,044,500	104	44,496	(28,009)	16,591

Issuance of common stock for cash
($1.00 per share from October 1, 2007
through October 31, 2007)	2,000	1	1,999		2,000

Contribution to capital			5,200		5,200

Net loss				(40,826)	(40,826)

Balance, September 30, 2008	1,046,500	$105	$51,695	$(68,835)	$(17,035)

  See accompanying notes to the financial statements.

  F-5

MOBILE PRESENCE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

		For the Period from	For the Period from
	For the Fiscal Year	February 13, 2007	February 13, 2007
	Ended	(Inception) through	(Inception) through
	September 30, 2008	September 30, 2007	September 30, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(40,826)	$(28,009)	$(68,835)

Adjustments to reconcile net loss to net cash
used in operating activities
Changes in operating assets and liabilities:
Accrued expenses	7,639	8,000	15,639

NET CASH USED IN OPERATING ACTIVITIES	(33,187)	(20,009)	(53,196)

CASH FLOWS FROM FINANCING ACTIVITIES:
Amount received from stockholder	1,500	-	1,500
Proceeds from sale of common stock	2,000	44,600	46,600
Contribution to capital	5,200	-	5,200
Proceeds from common stock to be issued	-	1,000	1,000
Issuance of common stock to be issued	(1,000)		(1,000)

NET CASH PROVIDED BY FINANCING ACTIVITIES	7,700	45,600	53,300

NET INCREASE (DECREASE) IN CASH	(25,487)	25,591	104

Cash at beginning of period	25,591	-	-

Cash at end of period	$104	$25,591	$104

SUPPLEMENTAL DISCLOSURE
OF CASH FLOW INFORMATION:
Interest paid	$-	$-	$-
Taxes paid	$-	$-	$-

  See accompanying notes to the financial statements.

  F-6

  Mobile Presence Technologies, Inc.
  (A Development Stage Company)
  September 30, 2008 and 2007
  Notes to the Financial Statements

  NOTE 1 - ORGANIZATION AND OPERATIONS

       Mobile Presence Technologies, Inc. (“MPT” or the “Company”), a development stage company, was incorporated on February 13, 2007 under the laws of the State of Delaware. Initial operations have included organization and incorporation, target market identification, new product development, marketing plans, and capital formation. A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace. The Company has not generated any revenues since inception. The Company plans to develop and market software enhancements and advertising to cellular telephone services that are oriented towards the non-youth market.

  NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of presentation

       The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

  Reclassification

       Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported losses.

  Development stage company

       The Company is a development stage company as defined by Statement of Financial Accounting Standards No. 7 “Accounting and Reporting by Development Stage Enterprises” (“SFAS No. 7”). The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

  Use of estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

  Cash equivalents

       The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  Fair value of financial instruments

       The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments.

  Revenue recognition

       The Company’s future revenues will be derived principally from software enhancements and advertising to cellular telephone services. The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 (“SAB No. 104”) for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

  F-7

  Income taxes

       The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”). Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

  Net loss per common share

       Net loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share” (“SFAS No. 128”). Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of September 30, 2008 or 2007.

  Recently issued accounting pronouncements

       On June 5, 2003, the United States Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with its annual report for the fiscal year ending September 30, 2010, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

  · Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

  · Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

  · Of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

       Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

       In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007) “Business Combinations” (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company’s fiscal year ending September 30, 2009 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on the financial results of the Company.

       In December 2007, the FASB issued FASB Statement No. 160 “Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which causes noncontrolling interests in subsidiaries to be included in the equity section of the balance sheet. SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company will adopt this standard at the beginning of the Company’s fiscal year ending September 30, 2009 for all prospective business acquisitions. The Company has not determined the effect that the adoption of SFAS No. 160 will have on the financial results of the Company.

  F-8

       In March 2008, the FASB issued FASB Statement No. 161 “Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities. Pursuant to SFAS No.161, Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption. The Company does not expect the adoption of SFAS No. 161 to have a material impact on the financial results of the Company.

       Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

  NOTE 3 – DEVELOPMENT STAGE ACTIVITIES AND GOING CONCERN

       The Company is currently in the development stage. The Company intends to develop and market software enhancements and advertising to cellular telephone services that are oriented towards the non-youth market; however, the Company has not yet acquired the necessary equipment or begun operations. Its activities as of June 30, 2008 have been organizational and developmental (pre-operational).

       As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $68,835 at September 30, 2008, had a net loss and cash used in operations of $40,826 and $33,187 for the fiscal year ended September 30, 2008, respectively, with no revenues since inception.

       While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

  NOTE 4 – STOCKHOLDERS’ EQUITY (DEFICIT)

  Sale of common stock

       The Company was incorporated on February 13, 2007. Upon the formation, the Company issued 985,000 shares of its common stock to its founder at their par value of $0.0001 per share and 15,000 shares to its counsel Frank J. Hariton at their par value of $0.0001 per share. For the period from June 5, 2007 through September 30, 2007, the Company sold 44,500 shares of its common stock in a private placement at $1.00 per share to 39 individuals.

       For the period from October 1, 2007 through October 31, 2007, the Company sold 2,000 shares of its common stock at $1.00 per share for $2,000 to two individuals.

  Contribution to capital

       On January 16, 2008 and February 14, 2008, a majority stockholder of the Company contributed $200 and $5,000 to capital, respectively.

  NOTE 5 – RELATED PARTY TRANSACTION

  Office

  The Company has been provided office space by its Chief Executive Officer at no cost.

  Advances from stockholder

  A stockholder advanced funds to the Company for its working capital purpose. The advances bear no interest and have no formal repayment terms.

  F-9

   NOTE 6 – INCOME TAXES

  Deferred tax assets

       At September 30, 2008, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $68,835 that may be offset against future taxable income through 2028. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $23,404 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $23,404.

       Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability. The valuation allowance increased approximately $13,881 and $9,523 for the fiscal year ended September 30, 2008 and 2007, respectively.

  Components of deferred tax assets as of September 30, 2008 and 2007 are as follows:

	September 30,	September 30,
	2008	2007
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$23,404	9,523
Less valuation allowance	(23,404)	(9,523)
Deferred tax assets, net of valuation allowance	$-	$-

  Income taxes in the statements of operations

       A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

		For the Period
		from February
		3, 2007
	For the Fiscal	(inception)
	Year Ended	through
	September 30,	September 30,
	2008	2007

Federal statutory income tax rate	34.0%	34.0%
Change in valuation allowance on net operating loss carry-forwards	(34.0)%	(34.0)%
Effective income tax rate	0.0%	0.0%

  F-10

Mobile Presence Technologies, Inc.
(A Development Stage Company)
March 31, 2009 and 2008
Index to Financial Statements

Contents	Page(s)

Balance Sheets at March 31, 2009 (Unaudited) and September 30, 2008	F-2
Statements of Operations for the Three Months Ended March 31, 2009 and 2008 (Unaudited), and for the Period
from February 13, 2007 (Inception) through March 31, 2009 (Unaudited)	F-3
Statements of Operations for the Six Months Ended March 31, 2009 and 2008 (Unaudited), and for the Period from
February 13, 2007 (Inception) through March 31, 2009 (Unaudited)	F-4
Statement of Stockholders’ Equity (Deficit) for the Period from February 13, 2007 (Inception) through March 31,
2009 (Unaudited)	F-5
Statements of Cash Flows for the Six months Ended March 31, 2009 and 2008 (Unaudited), and for the Period
from February 13, 2007 (Inception) through March 31, 2009 (Unaudited)	F-6
Notes to the Interim Financial Statements (Unaudited)	F-7 to F-10

MOBILE PRESENCE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	March 31, 2009	September 30, 2008
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$104	$104

Total Current Assets	104	104

Total Assets	$104	$104

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accrued expenses	$19,639	$15,639
Common stock to be issued	-	-
Due to stockholder	1,500	1,500

Total Current Liabilities	21,139	17,139

STOCKHOLDERS' DEFICIT:
Preferred stock at $0.0001 par value: 1,000,000 shares authorized;
none issued or outstanding	-	-
Common stock at $0.0001 par value: 20,000,000 shares authorized,
1,046,500 issued and outstanding	105	105
Additional paid-in capital	51,695	51,695
Deficit accumulated during the development stage	(72,835)	(68,835)

Total Stockholders' Deficit	(21,035)	(17,035)

Total Liabilities and Stockholders' Deficit	$104	$104

See accompanying notes to the financial statements.

MOBILE PRESENCE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the Three Months	For the Three Months
	Ended	Ended
	March 31, 2009	March 31, 2008
	(Unaudited)	(Unaudited)
NET REVENUES	$-	$-
COST OF GOODS SOLD	-	-
GROSS PROFIT	-	-
OPERATING EXPENSES:
Professional fees	$2,000	$10,091
General and administrative expenses	-	981
Total operating expenses	2,000	11,072
LOSS BEFORE TAXES	(2,000)	(11,072)
INCOME TAXES	-	-
NET LOSS	$(2,000)	$(11,072)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED:	$(0.00)	$(0.01)
Weighted common shares outstanding - basic and diluted	1,046,500	1,046,500

See accompanying notes to the financial statements.

MOBILE PRESENCE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
			For the Period from
	For the Six Months	For the Six Months	February 13, 2007
	Ended	Ended	(Inception) through
	March 31, 2009	March 31, 2008	March 31, 2009
	(Unaudited)	(Unaudited)	(Unaudited)
NET REVENUES	$-	$-	$-
COST OF GOODS SOLD	-		-
GROSS PROFIT	-	-	-
OPERATING EXPENSES:
Professional fees	$4,000	$21,591	$66,750
General and administrative expenses	-	3,610	6,085
Total operating expenses	4,000	25,201	72,835
LOSS BEFORE TAXES	(4,000)	(25,201)	(72,835)
INCOME TAXES	-	-	-
NET LOSS	$(4,000)	$(25,201)	$(72,835)

NET LOSS PER COMMON SHARE
- BASIC AND DILUTED:	$(0.00)	$(0.02)	$(0.07)
Weighted common shares outstanding
- basic and diluted	1,046,500	1,046,161	1,034,562

See accompanying notes to the financial statements.

MOBILE PRESENCE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM FEBRUARY 13, 2007 (INCEPTION) THROUGH March 31, 2009
(UNAUDITED)

				Deficit
	Common Stock, $0.0001 Par Value		Additional	Accumulated		Total
	Number of		Paid -in	during the	Deferred	Stockholders'
	Shares	Amount	Capital	Development Stage	Compensation	Equity (Deficit)

Balance, February 13, 2007 (Inception)	-	$-	$-	$-	-	$-

Issuance of common stock for cash	1,000,000	100				100
($.0001 per share)

Issuance of common stock for cash	44,500	4	44,496			44,500
($1.00 per share; June 5, 2007
through September 30, 2007)

Net loss				(28,009)	-	(28,009)

Balance, September 30, 2007	1,044,500	104	44,496	(28,009)	-	16,591

Issuance of common stock for cash
($1.00 per share from October 1, 2007
through October 31, 2007)	2,000	1	1,999			2,000

Contribution to capital			5,200			5,200

Net loss				(40,826)	-	(40,826)

Balance, September 30, 2008	1,046,500	105	51,695	(68,835)	-	(17,035)

Net loss				(4,000)	-	(4,000)

Balance, March 31, 2009	1,046,500	$105	$51,695	$(72,835)	-	$(21,035)

See accompanying notes to the financial statements.

MOBILE PRESENCE TECHNOLOGIES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

			For the Period from
	For the Six Months	For the Six Months	February 13, 2007
	Ended	Ended	(Inception) through
	March 31, 2009	March 31, 2008	March 31, 2009
	(Unaudited)	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,000)	$(25,201)	$(72,835)

Adjustments to reconcile net loss to net cash
used in operating activities
Changes in operating assets and liabilities:
Accrued expenses	4,000	(6,500)	19,639
Taxes payable			-

NET CASH USED IN OPERATING ACTIVITIES	-	(31,701)	(53,196)

CASH FLOWS FROM FINANCING ACTIVITIES:
Amount received from stockholder	-	-	1,500
Proceeds from sale of common stock	-	2,000	46,600
Contribution to capital		5,200	5,200
Proceeds from common stock to be issued	-	-	1,000
Issuance of common stock to be issued		(1,000)	(1,000)

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	6,200	53,300

NET INCREASE (DECREASE) IN CASH	-	(25,501)	104

Cash at beginning of period	104	25,591	-

Cash at end of period	$104	$90	$104

SUPPLEMENTAL DISCLOSURE
OF CASH FLOWS INFORMATION:
Interest paid	$-	$-	$-
Taxes paid	$-	$-	$-

See accompanying notes to the financial statements.

  Mobile Presence Technologies, Inc.
  (A Development Stage Company)
  March 31, 2009 and 2008
  Notes to the Financial Statements
  (Unaudited)

  NOTE 1 - ORGANIZATION AND OPERATIONS

       Mobile Presence Technologies, Inc. (“MPT” or the “Company”), a development stage company, was incorporated on February 13, 2007 under the laws of the State of Delaware. Initial operations have included organization and incorporation, target market identification, new product development, marketing plans, and capital formation. A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace. The Company has not generated any revenues since inception. The Company plans to develop and market software enhancements and advertising to cellular telephone services that are oriented towards the non-youth market.

  NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of presentation

       The accompanying unaudited financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods have been included. These financial statements should be read in conjunction with the financial statements of the Company for the fiscal year ended September 30, 2008 and notes thereto contained in Form 10K as filed with the SEC on January 14, 2009. Interim results are not necessarily indicative of the results for the full fiscal year.

  Reclassification

       Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported losses.

  Development stage company

       The Company is a development stage company as defined by Statement of Financial Accounting Standards No. 7 “Accounting and Reporting by Development Stage Enterprises” (“SFAS No. 7”). The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

  Use of estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

  Fiscal year end

  The Company has elected a fiscal year ending on September 30.

  Cash equivalents

  The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  Fair value of financial instruments

       The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of financial assets and liabilities, such as cash and accrued expenses, approximate their fair values because of the short maturity of these instruments.

  Revenue recognition

       The Company’s future revenues will be derived principally from software enhancements and advertising to cellular telephone services. The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 (“SAB No. 104”) for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned less estimated future doubtful accounts. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

  Income taxes

       The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”). Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

  Net loss per common share

       Net loss per common share is computed pursuant to Statement of Financial Accounting Standards No. 128 “Earnings Per Share” (“SFAS No. 128”). Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of March 31, 2009 or 2008.

  Recently issued accounting pronouncements

       On June 5, 2003, the United States Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with its annual report for the fiscal year ending September 30, 2010, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

  · Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

  · Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

  · Of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

       Furthermore, in the following fiscal year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

       In May 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard No. 162 “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS No. 162”). The purpose of this standard is to provide a consistent framework for determining what accounting principles should be used when preparing U.S. GAAP financial statements. SFAS 162 categorizes accounting pronouncements in a descending order of authority. In the instance of potentially conflicting accounting principles, the standard in the highest category must be used. This statement will be effective 60 days after the SEC approves the Public Company Accounting and Oversight Board’s related amendments. The Company believes that SFAS 162 will have no impact on their existing accounting methods.

       On December 30, 2008, FASB issued FASB Staff Position (“FSP”) No. FAS 132(R)-1, “ Employers’ Disclosures About Postretirement Benefit Plan Assets ”, which amends Statement of Financial Accounting Standards No. 132(R), “ Employers’ Disclosures About Pensions and Other Postretirement Benefits” (“SFAS No. 132(R)”) to require more detailed disclosures about plan assets, including investment strategies, major categories of plan assets, concentrations of risk within plan assets, and valuation techniques used to measure the fair value of plan assets consistent with fair value hierarchy model described in SFAS No. 157, “ Fair Value Measurements ”. The Company does not anticipate that the adoption of this statement will have any effect on its financial condition and results of operations since it does not have any postretirement plans.

       In April 2009, FASB issued FASB Staff Position (“FSP”) Financial Accounting Standard (“FAS”) 157-4 “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”. Based on the guidance, if an entity determines that the level of activity for an asset or liability has significantly decreased and that a transaction is not orderly, further analysis of transactions or quoted prices is needed, and a significant adjustment to the transaction or quoted prices may be necessary to estimate fair value in accordance with Statement of Financial Accounting Standards (SFAS) No. 157 “Fair Value Measurements”. This FSP is to be applied prospectively and is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The company will adopt this FSP for its quarter ending June 30, 2009. There is no expected impact on the financial statements.

       In April 2009, the FASB issued FSP FAS 107-1 and Accounting Principles Board (“APB”) 28-1 “Interim Disclosures about Fair Value of Financial Instruments”. The FSP amends SFAS No. 107 “Disclosures about Fair Value of Financial Instruments” to require an entity to provide disclosures about fair value of financial instruments in interim financial information. This FSP is to be applied prospectively and is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The company will include the required disclosures in its quarter ending June 30, 2009.

       In April 2008, the FASB issued FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets”. The FSP states that in developing assumptions about renewal or extension options used to determine the useful life of an intangible asset, an entity needs to consider its own historical experience adjusted for entity-specific factors. In the absence of that experience, an entity shall consider the assumptions that market participants would use about renewal or extension options. This FSP is to be applied to intangible assets acquired after January 1, 2009. The adoption of this FSP did not have an impact on the financial statements.

       Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

  NOTE 3 – DEVELOPMENT STAGE ACTIVITIES AND GOING CONCERN

       The Company is currently in the development stage. The Company intends to develop and market software enhancements and advertising to cellular telephone services that are oriented towards the non-youth market; however, the Company has not yet acquired the necessary equipment or begun operations. Its activities as of March 31, 2009 have been organizational and developmental (pre-operational).

       As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $72,835 at March 31, 2009, had a net loss of $4,000 for the interim period ended March 31, 2009, with no revenues since inception.

       While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

  NOTE 4 – STOCKHOLDERS’ EQUITY (DEFICIT)

  Sale of common stock

       The Company was incorporated on February 13, 2007. Upon the formation, the Company issued 985,000 shares of its common stock to its founder at their par value of $0.0001 per share and 15,000 shares to its counsel Frank J. Hariton at their par value of $0.0001 per share. For the period from June 5, 2007 through September 30, 2007, the Company sold 44,500 shares of its common stock in a private placement at $1.00 per share to 39 individuals.

       For the period from October 1, 2007 through October 31, 2007, the Company sold 2,000 shares of its common stock at $1.00 per share for $2,000 to two individuals.

  Contribution to capital

       On January 16, 2008 and February 14, 2008, a majority stockholder of the Company contributed $200 and $5,000 to capital, respectively.

  NOTE 5 – RELATED PARTY TRANSACTION

  Office

       The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

  Advances from stockholder

       A stockholder advanced funds to the Company for its working capital purpose. The advances bear no interest and have no formal repayment terms.

   MOBILE PRESENCE TECHNOLOGIES, INC.

  PROSPECTUS -155,000 Shares of Common Stock

PROSPECTUS SUMMARY	2
RISK FACTORS	3
USE OF PROCEEDS	7
SELLING STOCKHOLDERS	8
DETERMINATION OF OFFERING PRICE	9
DIVIDEND POLICY	9
Market for Our Common Stock and Related Stockholder Matters	9
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL	12
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS	12
DESCRIPTION OF CAPITAL STOCK	13
DESCRIPTION OF BUSINESS	15
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	18
LEGAL MATTERS	18
EXPERTS	18
WHERE YOU CAN FIND MORE INFORMATION	18
INDEX TO FINANCIAL STATEMENTS	F-1

  Dealer Prospectus Delivery Obligation

  Until XXXXX, 2009, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

  The selling stockholders are offering and selling shares of our common stock only to those persons and in those jurisdictions where these offers and sales are permitted.

  You should rely only on the information contained in this prospectus, as amended and supplemented from time to time. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The information in this prospectus is complete and accurate only as of the date of the front cover regardless of the time of delivery or of any sale of shares. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has not been a change in our affairs since the date hereof.

  This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. This prospectus summarizes information and documents in a manner we believe to be accurate, but we refer you to the actual documents or the agreements we entered into for additional information of what we discuss in this prospectus.

  PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

  ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Our certificate of incorporation provides to the fullest extent permitted by Delaware law, that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our certificate of incorporation, as amended, is to eliminate the right of us and our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior, except under certain situations defined by statute. We believe that the indemnification provisions in our certificate of incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Securities Act) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, we willfulness in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the costs and expenses payable by us in connection with the distribution of the Common Stock being registered. All amounts are estimates except the SEC registration fee.

Amount to be Paid
SEC registration fee	$21.48
Printing and engraving expenses	$3,000.00
Legal fees and expenses	$12,500.00
Accounting fees and expenses	$5,000.00
Blue Sky qualification fees and expenses	$300.00
Transfer Agent and Registrar fees	$500.00
Miscellaneous fees and expenses	$178.52
Total	$21,500.00

  ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

       On February, 2007, we issued an aggregate of 1,000,000 shares of our common stock to our founders as follows: (i) 985,000 shares to Timothy Lightman, our Chief Executive Officer and director; and (ii) 15,000 shares to Frank J. Hariton, our counsel. The issue price of our founders’ shares was at their~~e~~ par value of $.0001, which was paid in cash for an aggregate of $100. All of such transactions with the Company’s founders were exempt from registration by reason of Section 4(2) of the Securities Act of 1933, as amended (the “Act”). All of the shares issued in such transactions bear an appropriate restrictive legend.

       From June to October 2007, 46,500 shares of the Company’s common stock were issued to 40 investors for $46,500 in cash ($1.00 per share). These shares were issued in a private offering pursuant to Regulation D under the Act, and each of the investors therein represented in writing that such investor was an accredited investor as that term is defined in Regulation D and that he was acquiring the shares for his own account and for investment. A copy of such subscription agreement is filed as Exhibit 4.1 to the registration statement of which this prospectus is a part. No underwriter or placement agent participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted. The securities bear a restrictive legend and stop transfer instructions are noted on our stock transfer records. The offering was, accordingly, exempt by reason of Section 4(6) of the Act.

  EXHIBITS

  The following exhibits are filed with this Registration Statement on Form SB-2.

Exhibit No.	Description
3.1	Certificate of Incorporation - previously filed
3.2	Bylaws - previously filed
4.1	Specimen Stock Certificate - previously filed
5.1a	Legal Opinion of Frank J. Hariton
23.1a	Consent of Li & Company, PC
23.2	Consent of Frank J. Hariton (included in Exhibit 5.1)

  UNDERTAKINGS

  We hereby undertake to:

  1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

  (i) Include any prospectus required by section 10(a)(3) of the Securities Act; and

  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

  (iii) Include any additional or changed material information on the plan of distribution.

  2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  4. That, for the purpose of determining liability under the Securities Act to any purchaser:

  Each prospectus filed pursuant to Rule 424(b)(§230.424(b) of Title 17 of the Code of Federal Regulations Chapter II, Securities and Exchange Commission) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of Northampton, Commonwealth of Massachusetts, on the 18th of June, 2009

_________________________________________________Mobile Presence Technologies, Inc.,

_________________________________________________By: /s/ Timothy Lightman
_________________________________________________Name: Timothy Lightman
_________________________________________________Title: President and Chief Executive Officer
(Principal Executive, Financial and
Accounting Officer)

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Person	Capacity	Date
Timothy Lightman	Chairman and Chief Executive	June 18, 2009
Officer and a Director (Principal
Executive, Accounting and
Financial Officer)